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Exhibit 32.1

Dover Downs Gaming & Entertainment, Inc.
Certification Pursuant to 18 U.S.C. Sec. 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of Dover Downs Gaming & Entertainment, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Denis McGlynn, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 2, 2007

/s/ DENIS MCGLYNN Denis McGlynn President, Chief Executive Officer and Director

        This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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  Exhibit 32.1
Dover Downs Gaming & Entertainment, Inc. Certification Pursuant to 18 U.S.C. Sec. 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002